Exhibit 1.1

UNDERWRITING AGREEMENT

November 7, 2018
Prophecy Development Corp.
1610 – 409 Granville Street
Vancouver, British Columbia V6C 1T2

Attention:
Mr. Gerald Panneton, President and Chief Executive Officer

Dear Mr. Panneton:

BMO Nesbitt Burns Inc. (the “Underwriter”) hereby offers to purchase from Prophecy Development Corp. (the “Corporation”), and the Corporation hereby agrees to issue and sell to the Underwriter, 12,000,000 Common Shares (as defined herein) of the Corporation (the “Offered Shares”), on an underwritten basis, at the purchase price of $0.46 per Offered Share (the “Offering Price”), for an aggregate purchase price of $5,520,000.

The offering of the Offered Shares by the Corporation is referred to herein as the “Offering”. The price of the Offered Shares sold under this Agreement shall be the Offering Price.

The Underwriter may arrange for substituted purchasers (the “Substituted Purchasers”) for the Offered Shares resident in the Selling Jurisdictions (as defined herein). Each Substituted Purchaser shall purchase the Offered Shares from the Corporation at the Offering Price, and to the extent that Substituted Purchasers purchase Offered Shares, the obligations of the Underwriter to do so will be reduced by the number of Offered Shares purchased by the Substituted Purchasers from the Corporation.

The Offering shall take place in the Selling Jurisdictions, provided, however, that offers and sales of Offered Shares in the United States may only be made to Qualified Institutional Buyers through a U.S. Affiliate (as defined herein) pursuant to and in accordance with the exemption from the registration requirements of the U.S. Securities Act (as defined herein) provided by Rule 144A of the U.S. Securities Act and similar exemptions from the securities laws of the states of the United States, as applicable in accordance with United States securities laws and the provisions of Schedule “C” to this Agreement. The Underwriter and the Corporation acknowledge that Schedule “C” forms part of this Agreement.

The Underwriter shall be entitled to appoint a soliciting dealer group consisting of other dealers in accordance with applicable Securities Laws (as defined herein) for the purposes of arranging for purchasers of the Offered Shares. The Underwriter shall use its best efforts to ensure that any investment dealer who is a member of any soliciting dealer group formed by the Underwriter pursuant to the provisions of this Agreement or with whom any Underwriter has a contractual relationship with respect to the Offering, if any, agrees with such Underwriter to comply with the covenants and obligations given by the Underwriter herein.

In consideration of the services to be rendered by the Underwriter in connection with the Offering, the Corporation agrees to pay to the Underwriter the Commission (as defined herein), which shall be due and payable at the Closing Time (as defined herein).

The Underwriter may offer the Offered Shares at a price less than the Offering Price as described in further detail in Section 18 below, in compliance with Canadian Securities Laws and, specifically, the requirements of NI 44-101 and the disclosure concerning the same contained in the Prospectus and the U.S. Private Placement Memorandum.

TERMS AND CONDITIONS

The following are additional terms and conditions of this Agreement between the Corporation and the Underwriter:

Section 1 Definitions and Interpretation

(1)
Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“associate”, “affiliate”, “insider” and “person” have the respective meanings given to them in the BC Securities Act, as constituted at the date of this Agreement;

“Agreement” means this underwriting agreement, as it may be amended from time to time;

“Annual Financial Material” means (i) the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2017 and December 31, 2016, including the notes to such statements and the related auditors’ report in respect thereof, and (ii) the Corporation’s management’s discussion and analysis for the year ended December 31, 2017, each as included in the Documents Incorporated by Reference;

“BC Securities Act” means the Securities Act (British Columbia);

 “Business Day” means a day, other than a Saturday, a Sunday or statutory or civic holiday in the city of Vancouver, British Columbia;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations made under such laws together with applicable published instruments, notices and orders, including all discretionary orders or rulings, if any, made in connection with the transactions contemplated by this Agreement, of the securities regulatory authorities in the Qualifying Jurisdictions, including the rules and policies of the TSX;

“Closing” means the completion of the sale of the Offered Shares and the purchase by the Underwriter of the Offered Shares pursuant to this Agreement;

“Closing Date” means November 22, 2018 or such earlier or later date as may be agreed to in writing by the Corporation and the Underwriter, each acting reasonably;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as may be agreed to by the Corporation and the Underwriter;

“Commission” shall have the meaning ascribed thereto in Section 14;

“Common Shares” means the common shares in the capital of the Corporation;

“Credit Facility Agreements” has the meaning set out in Section 7(w);

“distribution” means distribution or distribution to the public, as the case may be, for the purposes of Canadian Securities Laws or any of them;

“Documents Incorporated by Reference” means all financial statements, related management’s discussion and analysis, management information circulars, annual information forms, material change reports, technical reports or other documents filed by the Corporation, whether before or after the date of this Agreement, that are incorporated by reference into the Prospectus in accordance with Canadian Securities Laws;

“EDGAR” means the Electronic Data-Gathering, Analysis and Retrieval system;

“Employee Plans” shall have the meaning ascribed thereto in Section 7(ddd);

“Environmental Laws” shall have the meaning ascribed thereto in Section 7(ee)(i);

“Environmental Permits” shall have the meaning ascribed thereto in Section 7(ee)(ii);

“Final Prospectus” means the (final) short form prospectus of the Corporation relating to the Offering, including all of the Documents Incorporated by Reference and any Supplementary Material thereto, prepared and filed by the Corporation in accordance with the Passport System and NI 44-101 in the Qualifying Jurisdictions in respect of the Offering;

“Final Receipt” means the receipt issued by the Principal Regulator, evidencing that a receipt has been, or has been deemed to be, issued for the Final Prospectus in each of the Qualifying Jurisdictions;

“Financial Statements” means together, (i) the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2017 and December 31, 2016, including the notes to such statements and the related auditors’ report in respect thereof, and (ii) the unaudited condensed consolidated interim financial statements of the Corporation for the three and six months ended June 30, 2018 and 2017, each as included in the Documents Incorporated by Reference;

“Governmental Authority” means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“Government Official” means (a) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Authority, (b) any salaried political party official, elected member of political office or candidate for political office, or (c) any company, business, enterprise or other entity owned or controlled by any person described in the foregoing clauses;

“Hazardous Materials” shall have the meaning ascribed thereto in Section 7(ee)(i);

“IFRS” means International Financial Reporting Standards;

“Interim Financial Material” means (i) the unaudited condensed consolidated interim financial statements of the Corporation for the three and six months ended June 30, 2018 and 2017, including the notes to such statements, and (ii) the Corporation’s management’s discussion and analysis for the three and six months ended June 30, 2018, each as included in the Documents Incorporated by Reference;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatsoever which affects ownership or possession of, or title to, any interest in, or right to use or occupy such property or assets;

“Marketing Materials” shall have the meaning ascribed thereto in Section 4(5);

“Material Adverse Effect” means any event, change or fact, that has a material and adverse effect on the business, affairs, capital, results of operation, properties, permits, assets, liabilities (absolute, accrued, contingent or otherwise) or financial condition of the Corporation and the Material Subsidiaries considered on a consolidated basis;

“Material Agreements” shall have the meaning ascribed thereto in Section 7(ll) and includes, without limitation:

(i)
the mineral lease agreement between the Corporation and Janelle Dietrich dated June 22,2017;

(ii)
the amendment to the mineral lease agreement between the Corporation and JanelleDietrich dated April 19, 2018;

(iii)
mineral lease agreement among the Corporation, Richard A McKay, Nancy M. Minolettiand Pamela S. Scutt dated July 10th, 2017;

(iv)
the royalty agreement among the Corporation, Richard A. McKay, Nancy M. Minolettiand Pamela S. Scutt dated October 22, 2018;

(v)
the water rights lease agreement between Vanadium Gibellini Company LLC and JohnC. Gretlein dated August 10, 2018; and

(vi)
the memorandum of agreement between the Corporation and the Bureau of LandManagement, Mount Lewis Field Office dated October 2, 2018.

“material change” means a material change in or relating to the Corporation for the purposes of Securities Laws, or any of them, or, where undefined under the Securities Laws of a Selling Jurisdiction, means a change in or relating to the business, operations or capital of the Corporation and its subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management who believe that confirmation of the decision by the board of directors of the Corporation is probable;

“material fact” means a material fact for the purposes of Securities Laws, or any of them, or, where undefined under the Securities Laws of a Selling Jurisdiction, means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation;

 “Material Subsidiaries” means the entities set out in Schedule “A” to this Agreement in which the Corporation directly or indirectly holds the types and percentages of securities or other ownership interests therein set forth;

“MI 11-102” means Multilateral Instrument 11-102 – Passport System;

“Mineral Property” means the Gibellini Project: Nevada, USA as described in the Prospectus;

“Mining Rights” means all prospecting, exploration, development, ingress, egress and access rights, mining and mineral rights, licences, permits, consents, approvals and authorizations in respect of the Mineral Property;

“misrepresentation” means a misrepresentation for the purposes of the Securities Laws of a Selling Jurisdiction, or any of them, or, where undefined under the Securities Laws of a Selling Jurisdiction, means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 44-101” means National Instrument 44-101 - Short Form Prospectus Distributions;

“Non-Material Properties” means, collectively (and “Non-Material Property” means any one of):

(i)
Ulaan Ovoo Coal Property: Selenge province, Mongolia;

(ii)
Chandgana Tal Coal Property: Khentii province, Mongolia;

(iii)
Khavtgai Uul Coal Property: Khentii province, Mongolia;

(iv)
Titan Vanadium-Titanium-Iron Property: Ontario, Canada; and

(v)
Pulacayo Paca Silver-Lead-Zinc Property: Quijarro Province, Bolivia,

each as described in the Prospectus;

“Non-Material Subsidiaries” means the entities set out in Schedule “B” to this Agreement in which the Corporation directly or indirectly holds the types and percentages of securities or other ownership interests therein set forth;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

“OFAC” shall have the meaning ascribed thereto in Section 7(vv);

“Offered Shares” has the meaning ascribed above;

“Offering” has the meaning ascribed above;

“Offering Documents” means, collectively, the Preliminary Prospectus, the Final Prospectus, the U.S. Preliminary Private Placement Memorandum, the U.S. Final Private Placement Memorandum and any Supplementary Material;

“Passport System” means the system for review of prospectus filings set out in MI 11-102 and NP 11-202;

“Permits” shall have the meaning ascribed thereto in Section 7(cc);

“Personnel” shall have the meaning ascribed thereto in Section 13(1);

“Preliminary Prospectus” means the preliminary short form prospectus of the Corporation dated November 7, 2018, including all of the Documents Incorporated by Reference and any Supplementary Material thereto, prepared and filed by the Corporation in accordance with the Passport System and NI 44-101 in the Qualifying Jurisdictions in respect of the Offering;

“Preliminary Receipt” means the receipt issued by the Principal Regulator, evidencing that a receipt has been, or has deemed to be, issued for the Preliminary Prospectus in each of the Qualifying Jurisdictions;

“Principal Regulator” means the British Columbia Securities Commission;

“Prospectus” means, collectively, the Preliminary Prospectus and the Final Prospectus (including any Supplementary Material thereto);

“Public Disclosure Record” means, collectively, all of the documents which have been filed by or on behalf of the Corporation prior to the Closing Time with the relevant Securities Regulators pursuant to the requirements of Securities Laws, including all documents filed on SEDAR at www.sedar.com and EDGAR at www.sec.gov.;

“Purchasers” means, collectively, each of the purchasers of Offered Shares arranged by the Underwriter, including the Substituted Purchasers, in connection with the Offering, including if applicable, the Underwriter;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as that term is defined in Rule 144A under the U.S. Securities Act;

“Qualifying Jurisdictions” means all of the provinces and territories of Canada, except Quebec;

“Regulation S” means Regulation S adopted by the SEC under the U. S. Securities Act;

“Rule 144A” means Rule 144A under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means the securities regulatory authority in each of the Qualifying Jurisdictions;

“Securities Laws” means collectively, Canadian Securities Laws, U.S. Securities Laws and all applicable securities laws, rules, regulations, policies and other instruments promulgated by the Securities Regulators in any of the other Selling Jurisdictions;

“Securities Regulators” means collectively, the securities regulators or other securities regulatory authorities in the Selling Jurisdictions;

“SEDAR” means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators;

“Selling Jurisdictions” means, collectively, each of the Qualifying Jurisdictions and such states in the United States and any other jurisdictions outside of Canada and the United States as mutually agreed to by the Corporation and the Underwriter, each acting reasonably;

“subsidiary” means a subsidiary for purposes of the BC Securities Act, as constituted at the date of this Underwriting Agreement;

“Substituted Purchasers” has the meaning ascribed above;

“Supplementary Material” means, collectively, any amendment to the Preliminary Prospectus, the Final Prospectus or the U.S. Private Placement Memorandum, and any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under Securities Laws relating to the distribution of the Offered Shares;

“Technical Reports” means, collectively:

(i)
Gibellini Vanadium Project Eureka County, Nevada, NI 43-101 Technical Report on Preliminary Economic Assessment;

(ii)
Updated Mineral Resources Estimate Technical Report for the Pulacayo Project;

(iii)
Technical Report, Titan Project Ontario, Canada;

(iv)
Technical Report Coal Resources and Preliminary Economic Assessment Coal Mine Component Chandgana Tal Goal Project;

(v)
Ulaan Ovoo –  Pre-Feasibility Study; and

(vi)
Updated Technical Report on the Coal Resources of the Chandgana Khavtgai Coal Resource Area, Khentii Aimag, Mongolia,

each as filed under the Corporation’s profile on SEDAR;

“TSX” means the Toronto Stock Exchange;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Affiliates” means the United States broker-dealer affiliates of the Underwriter;

“U.S. Economic Sanctions” shall have the meaning ascribed thereto in Section 7(vv);

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Private Placement Memorandum” means the U.S. private placement memorandum, in a form satisfactory to the Underwriter and the Corporation, each acting reasonably, attached to the Final Prospectus, and any Supplementary Material thereto, to be delivered to U.S. Purchasers in the United States in accordance with Schedule “C” hereto;

“U.S. Memoranda” means, together, the U.S. Preliminary Private Placement Memorandum and the U.S. Final Private Placement Memorandum;

“U.S. Preliminary Private Placement Memorandum” means the U.S. preliminary private placement memorandum, in a form satisfactory to the Underwriter and the Corporation, each acting reasonably, attached to the Preliminary Prospectus, and any Supplementary Material thereto, to be delivered to U.S. Purchasers in the United States in accordance with Schedule “C” hereto;

“U.S. Purchaser Letter” means the letter to be delivered by U.S. Purchasers in the form attached to the U.S. Memoranda;

“U.S. Purchasers” means Qualified Institutional Buyers purchasing Offered Shares in the United States in accordance with Schedule “C” hereto;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, including the rules and policies of the SEC and any applicable state securities laws;

(2)
Any reference in this Agreement to a section or subsection shall refer to a section or subsection of this Agreement.

(3)
All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(4)
Any reference in this Agreement to $ or to “dollars” shall refer to the lawful currency of Canada, unless otherwise specified.

(5)
The following are the schedules to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule “A” – Material Subsidiaries
Schedule “B” –Non-Material Subsidiaries
Schedule “C” –United States Offers and Sales
Schedule “D” – Form of Lock-Up Agreement
Schedule “E” – Existing Rights

Section 2 Attributes of the Offered Shares.

The Offered Shares to be sold by the Corporation hereunder shall have the rights, privileges, restrictions and conditions that conform in all material respects to the rights, privileges, restrictions and conditions set forth in the Offering Documents.

Section 3 Filing of Prospectus.

(1)
The Corporation shall:

(a)
not later than 5:00 p.m. (Toronto time) on the date hereof, have filed the Preliminary Prospectus pursuant to the Passport System with the Securities Commissions;

(b)
use commercially reasonable efforts to promptly resolve all comments made and deficiencies raised in respect of the Preliminary Prospectus by the Principal Regulator, and have filed the Final Prospectus and obtained the Final Receipt not later than 5:00 p.m. (Toronto time) on November 16, 2018 (or such later date as reasonably agreed to by the Corporation and the Underwriter), and otherwise fulfilled all legal requirements to qualify the Offered Shares for distribution to the public in the Qualifying Jurisdictions through the Underwriter or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriter; and

(c)
until the date on which the distribution of the Offered Shares is completed, promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Canadian Securities Laws to continue to qualify the distribution of the Offered Shares.

(1)
Prior to the filing of the Offering Documents and thereafter, during the period of distribution of the Offered Shares, the Corporation shall have permitted the Underwriter to participate fully in the preparation of, and to approve the form and content of, such documents and shall have allowed the Underwriter to conduct all due diligence investigations (which shall include the attendance of management of the Corporation, the auditors and the technical consultants as requested by the Underwriter at one or more due diligence sessions to be held) which they may reasonably require in order to fulfill its obligations as an underwriter and in order to enable them to responsibly execute the certificate required to be executed by them at the end of the Prospectus.

Section 4 Deliveries on Filing and Related Matters.

(1)
The Corporation shall deliver to the Underwriter prior to or concurrently with the filing of the Preliminary Prospectus with the Securities Commissions:

(a)
a copy of the Preliminary Prospectus manually signed on behalf of the Corporation, by the persons and in the form signed and certified as required by Canadian Securities Laws; and

(b)
a copy of any other document required to be filed with or delivered to, the Securities Commissions by the Corporation under Canadian Securities Laws in connection with the Offering, including any Supplementary Material or Documents Incorporated by Reference in the Preliminary Prospectus (other than documents already filed publicly with a Securities Commission).

Such deliveries shall also constitute the Corporation’s consent to the Underwriter’s use of the Offering Documents in connection with the distribution of the Offered Shares in compliance with this Agreement and Securities Laws.

(1)
The Corporation shall deliver to the Underwriter prior to or concurrently with the filing of the Final Prospectus with the Securities Commissions:

(a)
a copy of the Final Prospectus manually signed on behalf of the Corporation, by the persons and in the form signed and certified as required by Canadian Securities Laws;

(b)
a copy of any other document required to be filed with or delivered to, the Securities Commissions by the Corporation under Canadian Securities Laws in connection with the Offering, including any Supplementary Material or Document Incorporated by Reference in the Final Prospectus (other than documents already filed publicly with a Securities Commission);

(c)
a “long-form” comfort letter of Davidson & Company, LLP dated the date of the Final Prospectus (with the requisite procedures to be completed by such auditor within two (2) Business Days of the date of such letter), in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter and the directors and officers of the Corporation, with respect to the verification of financial and accounting information and other numerical data of a financial nature contained in the Final Prospectus (including all Documents Incorporated by Reference) and matters involving changes or developments since the respective dates as of which specific financial information is given therein, which letter shall be in addition to the auditors’ consent letter and comfort letter (if any) addressed to the Canadian Securities Regulators; and

(d)
a copy of the TSX conditional approval letter indicating that the application for the listing and posting for trading on the TSX of the Offered Shares has been approved, subject only to satisfaction by the Corporation of the customary conditions that may be satisfied post-closing as specified by the TSX.

Such deliveries shall also constitute the Corporation’s consent to the Underwriter’s use of the Offering Documents in connection with the distribution of the Offered Shares in compliance with this Agreement and Securities Laws.

(2)
The Corporation represents and warrants to the Underwriter with respect to the Offering Documents that as at their respective dates of delivery to the Underwriter as set out in sections 4(1) and 4(2) above:

(a)
all information and statements in such documents (including information and statements incorporated by reference) (except information and statements relating solely to the Underwriter and furnished by them in writing specifically for use therein) are true and correct, in all material respects, and contain no misrepresentation and constitute (together, in the case of any Supplementary Material, with the Preliminary Prospectus or the Final Prospectus, as applicable) full, true and plain disclosure of all material facts relating to the Corporation and the Offered Shares as required by Canadian Securities Laws; and

(b)
except with respect to information and statements relating solely to the Underwriter and furnished by them specifically for use therein, comply fully with the requirements of the Canadian Securities Laws.

(1)
The Corporation shall cause commercial copies of the Preliminary Prospectus, the Final Prospectus and the U.S. Memoranda, as the case may be, to be delivered to the Underwriter without charge, in such quantities and in such cities as the Underwriter may reasonably request, as soon as possible after the receipt of the Preliminary Receipt and the Final Receipt, as the case may be, but, in any event on or before noon (Toronto time) on the next Business Day (or for delivery points outside of Toronto, on the second Business Day). Such deliveries shall constitute the consent of the Corporation to the Underwriter’s use of the Preliminary Prospectus and the Final Prospectus for the distribution of the Offered Shares in the Qualifying Jurisdictions in compliance with the provisions of this Agreement and Canadian Securities Laws and of the U.S. Memoranda for the offer and sale of the Offered Shares in the United States to U.S. Purchasers in compliance with the provisions of this Agreement and U.S. Securities Laws. The Corporation shall similarly cause to be delivered commercial copies of any Supplementary Material and hereby similarly consents to the Underwriter’s use thereof. The Corporation shall cause to be provided to the Underwriter, without cost, such number of copies of any Documents Incorporated by Reference as the Underwriter may reasonably request for use in connection with the distribution of the Offered Shares.

(2)
Each of the Corporation and the Underwriter hereby approves the template version of the term sheet for the Offering dated November 1, 2018 agreed to between the parties (the “Marketing Materials”). The Marketing Materials will be incorporated by reference into the Prospectus, and the Corporation has filed the Marketing Materials with each of the Securities Commissions.

(3)
Subject to compliance with Canadian Securities Laws, during the period commencing on the date hereof and until completion of the distribution of the Offered Shares, the Corporation will promptly provide to the Underwriter drafts of any press releases of the Corporation for review by the Underwriter prior to issuance and shall obtain the prior approval of the Underwriter as to the content and form of any press release relating to the Offering prior to issuance, such approval not to be unreasonably withheld or delayed. If required by Securities Laws, any press release announcing or otherwise referring to the Offering disseminated in the United States shall comply with the requirements of Rule 135c under the U.S. Securities Act and any press release announcing or otherwise referring to the Offering disseminated outside the United States will comply with Rule 135e under the U.S. Securities Act and shall include an appropriate notation on each page as follows: “Not for distribution to the U.S. news wire services, or dissemination in the United States”. The Corporation agrees that it will issue a separate U.S. version of any press release in respect of the Offering for distribution in the United States that complies with Rule 135c under the U.S. Securities Act, and shall furnish such separate U.S. version of the press release to the SEC on the appropriate Form 6-K.

Section 5 Material Change.

(1)
During the period from the date of this Agreement to the completion of the distribution of the Offered Shares, the Corporation covenants and agrees with the Underwriter that it shall promptly notify the Underwriter in writing with full particulars of:

(a)
any material change (actual, anticipated, contemplated or threatened) in respect of the Corporation considered on a consolidated basis;

(b)
any material fact in respect of the Corporation which has arisen or has been discovered and would have been required to have been stated in any of the Offering Documents had the fact arisen or been discovered on, or prior to, the date of such document; and

(c)
any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Offering Documents which fact or change is, or may be, of such a nature as to render any statement in such Offering Document misleading or untrue in any material respect or which would result in a misrepresentation in the Offering Document or which would result in any of the Offering Documents not complying (to the extent that such compliance is required) with Securities Laws.

The Corporation shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriter, acting reasonably, with all applicable filings and other requirements under the Canadian Securities Laws as a result of such fact or change; provided that the Corporation shall not file any Supplementary Material or other document without first providing the Underwriter with a copy of such Supplementary Material or other document and consulting with the Underwriter with respect to the form and content thereof. The Corporation shall in good faith discuss with the Underwriter any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is or could be reasonable doubt whether written notice need be given under this Section 5.

(1)
If during the period of distribution of the Offered Shares there shall be any change in Canadian Securities Laws which, in the opinion of the Underwriter and its legal counsel, acting reasonably, requires the filing of any Supplementary Material, upon written notice from the Underwriter, the Corporation covenants and agrees with the Underwriter that it shall, to the satisfaction of the Underwriter, acting reasonably, promptly prepare and file such Supplementary Material with the appropriate Securities Commissions where such filing is required.

(2)
During the period from the date of this Agreement to the completion of the distribution of the Offered Shares, the Corporation will notify the Underwriter promptly:

(a)
when any supplement to the Offering Documents or any Supplementary Material shall have been filed;

(b)
of any request by any Securities Commission to amend or supplement the Prospectus or for additional information;

(c)
of the suspension of the qualification of the Offered Shares for offering, sale or grant in any jurisdiction, or of any order suspending or preventing the use of the Offering Documents (or any Supplementary Material) or of the institution or, to the knowledge of the Corporation, threatening of any proceedings for any such purpose; and

(d)
of the issuance by any Securities Commission or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Offered Shares or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceeding for any such purpose. The Corporation will use commercially reasonable efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Offered Shares or the trading in the shares of the Corporation and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

Section 6 Regulatory Approvals.

The Corporation will make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. The Corporation will cooperate with the Underwriter in connection with the qualification of the Offered Shares for offer and sale under the Canadian Securities Laws and in maintaining such qualifications in effect for so long as required for the distribution of the Offered Shares.

Section 7 Representations and Warranties of the Corporation.

The Corporation represents and warrants to the Underwriter, and acknowledges that the Underwriter is relying upon such representations and warranties in connection with the purchase of the Offered Shares, that:

(a)
Good Standing of the Corporation. The Corporation (i) is a corporation existing under the Business Corporations Act (British Columbia) and is and will at the Closing Time be current and up-to-date with all material filings required to be made and in good standing under the Business Corporations Act (British Columbia), (ii) has all requisite corporate power and capacity to own, lease and operate its properties and to conduct its business as now carried on by it as described in the Offering Documents, and (iii) has all requisite corporate power and authority to issue and sell the Offered Shares, and to execute, deliver and perform its obligations under this Agreement;

(b)
Good Standing of Material Subsidiaries and Non-Material Subsidiaries. The Corporation’s only material subsidiaries are the Material Subsidiaries listed in Schedule “A” hereto, which schedule is true, complete and accurate in all respects. All other subsidiaries of the Corporation are the Non-Material Subsidiaries listed in Schedule “B” hereto, which schedule is true, complete and accurate in all respects. The Corporation has no other subsidiaries other than the Material Subsidiaries and the Non-Material Subsidiaries. Other than the Material Subsidiaries, no other subsidiary of the Corporation holds or owns any direct or indirect interest (including ownership or financial) in any property or asset material to the Corporation, including in any Mineral Property. Each of the Material Subsidiaries is a corporation organized and existing under the laws of the jurisdiction set out in Schedule “A”, respectively, is current and up-to-date with all material filings required to be made and has all requisite corporate power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it or proposed to be carried on by it, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding shares in the capital of each Material Subsidiary have been duly authorized and validly issued, are fully paid and are directly or indirectly beneficially owned by the Corporation, free and clear of any Liens; and none of the outstanding securities of any Material Subsidiary was issued in violation of the pre-emptive or similar rights of any security holder of such subsidiary. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Corporation to sell, transfer or otherwise dispose of any securities of any Material Subsidiary.

(c)
No Proceedings for Dissolution. No act or proceeding has been taken by or against the Corporation or the Material Subsidiaries in connection with their liquidation, winding-up or bankruptcy, or to the knowledge of the Corporation is pending;

(d)
Share Capital of the Corporation. The authorized and issued share capital of the Corporation consists of an unlimited number of Common Shares, of which 80,513,557 Common Shares were issued and outstanding as at the close of business on November 6, 2018. The description of the attributes of the authorized and issued share capital of the Corporation as set out under the heading “Description of the Securities being Distributed” in the Prospectus is true and correct. Neither the Corporation nor its subsidiaries are party to any agreement, nor is the Corporation aware of any agreement, which in any manner affects the voting control of any securities of the Corporation or its subsidiaries;

(e)
Share Capital of Material Subsidiaries. The share capital of the Material Subsidiaries as set forth in Schedule “A” hereto is true and correct;

(f)
Form of Share Certificates. The form of certificate respecting the Common Shares has been approved and adopted by the board of directors of the Corporation and does not conflict with any applicable laws and complies with the rules and regulations of the TSX;

(g)
Common Shares are Listed. The Common Shares are listed and posted for trading on the TSX, and the Corporation has applied to list the Offered Shares on the TSX, and neither the Corporation nor its subsidiaries has taken any action which would reasonably be expected to result in the delisting or suspension of the Common Shares on or from the TSX;

(h)
Stock Exchange Compliance. The Corporation is, and will at the Closing Time be, in compliance in all material respects with all the by-laws, rules and regulations of the TSX;

(i)
No Cease Trade Orders. No order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued by an exchange or securities regulatory authority, and no proceedings for this purpose have been instituted, or are, to the Corporation’s knowledge, pending, contemplated or threatened;

(j)
Reporting Issuer Status. As at the date hereof, the Corporation is a “reporting issuer” in each of British Columbia, Alberta and Ontario, within the meaning of the Canadian Securities Laws in such jurisdictions, and is not currently in default of any requirement of the Canadian Securities Laws of such jurisdictions and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the Securities Commissions of such jurisdictions;

(k)
Offered Shares Valid. The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and when issued and delivered by the Corporation pursuant to this Agreement, against payment of the consideration set forth herein, will be validly issued as fully paid and non-assessable Common Shares. The Offered Shares, upon issuance, will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Corporation;

(l)
Transfer Agent. Computershare Investor Services Inc. at its offices in Vancouver, British Columbia has been duly appointed as the transfer agent and registrar for the Common Shares;

(m)
Absence of Rights. No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Corporation or any other agreement or option, for the issue or allotment of any unissued shares of the Corporation or any other security convertible into or exchangeable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Corporation except for the Existing Rights set out in Schedule “E” to this Agreement;

(n)
Corporate Actions. The Corporation has taken, or will have taken prior to the Closing Time, all necessary corporate action (i) to authorize the execution, delivery and performance of this Agreement, (ii) to authorize the execution and filing, as applicable, of the Offering Documents, and (iii) to validly issue and sell the Offered Shares as fully paid and non-assessable Common Shares;

(o)
Valid and Binding Documents. This Agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of, and is enforceable against, the Corporation in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitation Act (British Columbia));

(p)
No Consents, Approvals etc. The execution and delivery of this Agreement and the fulfilment of the terms hereof by the Corporation and the issuance, sale and delivery of the Offered Shares to be issued and sold by the Corporation do not and will not require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange or other third party (including under the terms of any Material Agreements), except: (i) those which have been obtained or those which may be required and shall be obtained prior to the Closing Time under the Securities Laws or the rules of the TSX, including in compliance with the Securities Laws regarding the distribution of the Offered Shares in the Qualifying Jurisdictions, and (ii) such customary post-closing notices or filings required to be submitted within the applicable time frame pursuant to Securities Laws and any “blue sky laws” in the United States, as may be required in connection with the Offering;

(q)
Continuous Disclosure. The Corporation is in compliance in all material respects with its timely and continuous disclosure obligations under Canadian Securities Laws, including insider reporting obligations, and, without limiting the generality of the foregoing, there has been no Material Adverse Effect that has occurred since December 31, 2016, which has not been publicly disclosed and the information and statements in the Public Disclosure Record since December 31, 2016 were true and correct as of the respective dates of such information and statements and at the time such documents were filed on SEDAR, and except as may have been corrected by subsequent disclosure, do not contain any misrepresentations and no material facts have been omitted therefrom which would make such information materially misleading, and the Corporation has not filed any confidential material change reports since December 31, 2017 which remain confidential as at the date hereof. To the knowledge of the Corporation, there are no circumstances presently existing under which liability is or would reasonably be expected to be incurred under Part 16.1 – Civil Liability for Secondary Market Disclosure of the BC Securities Act and analogous provisions under Securities Laws in the other Qualifying Jurisdictions;

(r)
Forward-Looking Information. With respect to forward-looking information contained in the Public Disclosure Record since December 31, 2016, including for certainty the Documents Incorporated by Reference:

(i)
the Corporation had a reasonable basis for the forward-looking information at the time the disclosure was made;

(ii)
all forward-looking information is identified as such, and all such documents caution users of forward-looking information that actual results may vary from the forward-looking information and identifies material risk factors that could cause actual results to differ materially from the forward-looking information; and states the material factors or assumptions used to develop forward-looking information;

(iii)
all future-oriented financial information and each financial outlook: (A) has been prepared in accordance with generally accepted accounting principles in Canada or IFRS, using the accounting policies the Corporation expects to use to prepare its historical financial statements for the period covered by the future-oriented financial information or the financial outlook; (B) presents fully, fairly and correctly in all material respects the expected results of the operations for the periods covered thereby; (C) is based on assumptions that are reasonable in the circumstances, reflect the Corporation’s intended course of action, and reflects management’s expectations concerning the most probable set of economic conditions during the periods covered thereby; and

(iv)
is limited to a period for which the information in the future-oriented financial information or financial outlook can be reasonably estimated;

(s)
Financial Statements. The Financial Statements, as at the date of each, and except as may have been corrected by subsequent disclosure;

(i)
present fairly, in all material respects, the financial position of the Corporation and its subsidiaries on a consolidated basis and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Corporation and its subsidiaries on a consolidated basis for the periods specified in such Financial Statements;

(ii)
have been prepared in conformity with IFRS, applied on a consistent basis throughout the periods involved, or as noted therein; and

(iii)
do not contain any misrepresentations, with respect to the period covered by the Financial Statements;

(t)
Off-Balance Sheet Transactions. There are no off-balance sheet transactions, arrangements, obligations or liabilities of the Corporation or its subsidiaries whether direct, indirect, absolute, contingent or otherwise which are required to be disclosed and are not disclosed or reflected in the Financial Statements;

(u)
Accounting Policies. Except as publicly disclosed, there has been no change in accounting policies or practices of the Corporation or its subsidiaries since December 31, 2017, other than as required by IFRS and as disclosed in the Financial Statements;

(v)
Liabilities. Neither the Corporation, nor any of the Material Subsidiaries has any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Statements or referred to or disclosed herein or in the Offering Documents, other than liabilities, obligations, or indebtedness or commitments incurred in the normal course of business;

(w)
No Lines of Credit. Each of (a) the line of credit agreement between Red Hill Mongolia LLC and the Trade Development Bank of Mongolia dated August 20, 2013, (b) the credit facility agreement between the Corporation and Linx Partners Ltd. dated March 12, 2015, (c) the amendment to the credit facility agreement between the Corporation and Linx Partners Ltd. dated May 5, 2015, and (d) the second amendment to the credit facility agreement between and Linx Partners Ltd. dated February 24, 2016 (the “Credit Facility Agreements”) have been terminated and neither the Corporation, any Material Subsidiaries nor any Non-Material Subsidiaries has any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise in respect of the Credit Facility Agreements;

(x)
Independent Auditors. The auditors who reported on and certified the Financial Statements for the fiscal years ended December 31, 2017 and 2016 are independent with respect to the Corporation within the meaning of Canadian Securities Laws and there has not been a “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with the present auditors of the Corporation during the last five years;

(y)
Accounting Controls. The Corporation and each of the Material Subsidiaries maintains a system of internal accounting controls sufficient to provide assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Corporation maintains disclosure controls and procedures and internal control over financial reporting on a consolidated basis as those terms are defined in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual Interim Filings, and as at December 31, 2017 and September 30, 2018, such controls were effective. Since the end of the Corporation’s most recent audited fiscal year, the Corporation is not aware of any material weakness in the Corporation’s internal control over financial reporting (whether or not remediated) or change in the Corporation’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Corporation’s internal control over financial reporting;

(z)
Purchases and Sales. Neither the Corporation nor the Material Subsidiaries has approved or has entered into any binding agreement in respect of:

(i)
the purchase of any material property or any interest therein or the sale, transfer or other disposition of any material property or any interest therein currently owned, directly or indirectly, by the Corporation or the Material Subsidiaries whether by asset sale, transfer of shares, or otherwise;

(ii)
and the Corporation has no knowledge of, a change of control (by sale or transfer of Common Shares or sale of all or substantially all of the assets of the Corporation or the Material Subsidiaries or otherwise) of the Corporation or the Material Subsidiaries; or

(iii)
and the Corporation has no knowledge of, a proposed or planned disposition of Common Shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding Common Shares or shares of the Material Subsidiaries;

(aa)
Properties and Assets. The Corporation and the Material Subsidiaries have the rights in respect of the Mineral Property free and clear of Liens, and, save and except as otherwise disclosed in the Offering Documents, the information contained in the Offering Documents relating to the Mineral Property, the Non-Material Properties and the Mining Rights constitute a true and accurate description thereof. Except for payments made to Governmental Authorities to maintain certain permits and licenses, neither the Corporation nor the Material Subsidiaries have any obligation to pay any ongoing commission, license fee or similar payment to any person in respect of their Mineral Property or Mining Rights, and there are no outstanding options, rights of first refusal or other pre-emptive rights of purchase which entitle any person to acquire any of the rights, title or interests in the Mineral Property or Mining Rights;

(bb)
Mineral Property and Mining Rights. The Mineral Property is the only material property currently owned by the Corporation, and, except as otherwise disclosed in the Offering Documents:

(i)
the Corporation and the Material Subsidiaries are the absolute legal and beneficial owners of the Mineral Property and the Mining Rights under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation and/or the Material Subsidiaries to access, explore for, extract, exploit, remove, develop, mine, process and refine the mineral deposits, ore bodies and mineral inventories relating thereto as is currently conducted or anticipated to be conducted except those Mining Rights as are anticipated to be obtained in the ordinary course and consistent with the anticipated timing as set forth in the Public Disclosure Record;

(ii)
the Mining Rights of the Corporation and the Material Subsidiaries have been validly registered and recorded in accordance with all applicable laws and are in good standing, are valid and enforceable, are free and clear of any Liens or charges and no royalty, net profit or stream is payable to any third party in respect of any of them;

(iii)
the Corporation and the Material Subsidiaries have all necessary property rights, surface or access rights, water rights, rights of way, ingress and egress rights and other necessary rights and interests relating to the Mineral Property as are necessary for the conduct of the Corporation’s or the Material Subsidiaries’ current operations; and there are no material restrictions on the ability of the Corporation or the Material Subsidiaries to use, transfer, access, explore, extract, remove, develop, mine, process, refine or otherwise exploit any such property rights; and

(iv)
the Corporation or the Material Subsidiaries are the holders of all Mining Rights necessary to access and carry on all current activities of the Corporation and its Material Subsidiaries and such Mining Rights cover the areas required for such purposes;

(cc)
Possession of Permits and Authorizations. The Corporation and the Material Subsidiaries have obtained all permits, certificates, licenses, approvals, consents and other authorizations (collectively, the “Permits”) issued by the appropriate federal, provincial, regional, state, local or foreign regulatory agencies or bodies necessary to carry on the business of the Corporation and the Material Subsidiaries as it is currently conducted and the Corporation expects any additional Permits that are required to carry out its and the Material Subsidiaries’ planned business activities to be obtained in the ordinary course and consistent with the anticipated timing as set forth in the Public Disclosure Record, except where the failure to possess such Permits would not reasonably be expected to have a Material Adverse Effect. The Corporation and the Material Subsidiaries are in compliance with the terms and conditions of all such Permits. All of the Permits issued to date are valid and in full force and effect. Neither the Corporation nor the Material Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Permits or any notice advising of the refusal to grant any Permit that has been applied for or is in process of being granted;

(dd)
Mineral Information. The Corporation is in compliance with the provisions of NI 43-101 and has filed all technical reports in respect of its Mineral Property and Non-Material Properties required thereby, which remain current as at the date hereof. The Technical Reports comply with the requirements of NI 43-101 and there is no new material scientific or technical information concerning the Mineral Property or the Non-Material Properties since the respective dates thereof that would require a new technical report in respect of the Mineral Property or any Non-Material Properties to be issued. The information set forth in the Offering Documents relating to scientific and technical information, including the estimates of the mineral resources of the Mineral Property and the Non-Material Properties, have been prepared in accordance with Canadian industry standards set forth in NI 43-101; and the method of estimating the mineral resources has been verified by mining experts who are “qualified persons” (within the meaning of NI 43-101) and the information upon which the estimates of mineral resources were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof;

(ee)
Environmental Laws. With respect to the Mineral Property and the Non-Material Properties:

(i)
each of the Corporation, the Material Subsidiaries and the Non-Material Subsidiaries is in material compliance with any and all applicable federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”);

(ii)
the Corporation, the Material Subsidiaries and the Non-Material Subsidiaries have obtained, in respect of the Material Property and the Non-Material Properties, all licences, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as at the date hereof for the operation of the business as currently carried on by the Corporation, the Material Subsidiaries and the Non-Material Subsidiaries in respect thereof, and the Corporation expects any additional Environmental Permits that are required to carry out its and the Material Subsidiaries’ planned business activities to be obtained in the ordinary course and consistent with the anticipated timing as set forth in the Public Disclosure Record, and each Environmental Permit is valid, subsisting and in good standing and neither the Corporation, the Material Subsidiaries nor the Non-Material Subsidiaries are in material default or breach of any Environmental Permit and no proceeding is pending, or to the best of the knowledge of the Corporation, after due enquiry, threatened to revoke or limit any Environmental Permit;

(iii)
neither the Corporation, any of the Material Subsidiaries nor any of the Non-Material Subsidiaries have used, except in material compliance with all Environmental Laws and Environmental Permits, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Materials, and no conditions exist at, on or under any property now or previously owned, operated or leased by the Corporation, the Material Subsidiaries or the Non-Material Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Laws, individually or in the aggregate, that has or may reasonably be expected to have a Material Adverse Effect;

(iv)
(a) neither the Corporation, any of the Material Subsidiaries nor any of the Non-Material Subsidiaries have received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Laws, and neither the Corporation, the Material Subsidiaries nor any of the Non-Material Subsidiaries have settled any allegation of non-compliance short of prosecution; and (b) there are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Corporation, the Material Subsidiaries or the Non-Material Subsidiaries, nor has the Corporation, the Material Subsidiaries nor any of the Non-Material Subsidiaries received notice of any of the same;

(v)
all exploration, development and mining operations on the Mineral Property have been conducted in all material respects in accordance with all applicable material workers’ compensation and health and safety and workplace laws, regulations and policies;

(vi)
except as ordinarily or customarily required by applicable permit, neither the Corporation, any of the Material Subsidiaries nor any of the Non-Material Subsidiaries have received any notice wherein it is alleged or stated that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any law including any Environmental Laws;

(vii)
there are no environmental audits, evaluations, assessments, studies or tests relating to the Corporation, the Material Subsidiaries or the Non-Material Subsidiaries except for ongoing audits, evaluations, assessments, studies or tests conducted by or on behalf of the Corporation in the ordinary course;

(ff)
No Aboriginal or Native Claims. (i) There are no claims or actions with respect to aboriginal or native rights currently threatened or, to the best knowledge of the Corporation, after due enquiry, pending, with respect to the Corporation or the Material Subsidiaries or any of the property interests of the Corporation or the Material Subsidiaries; and (ii) the Corporation is not aware of any material land entitlement claims or aboriginal land claims having been asserted or any legal actions relating to aboriginal or community issues having been instituted with respect to the Mineral Property, and no material dispute between the Corporation or any Material Subsidiary and any local or aboriginal or native group exists or, to the knowledge of the Corporation, is threatened or pending with respect to any of the Corporation’s properties or activities;

(gg)
Community Relationships. The Corporation and the Material Subsidiaries maintain good relationships with the communities and persons affected by or located on the Mineral Property, and there are no complaints, issues, proceedings, or discussions, which are ongoing or anticipated which could have the effect of interfering, delaying or impairing the ability of the Corporation and the Material Subsidiaries to develop and operate the Mineral Property.

(hh)
Government Relationships. The Corporation and each of the Material Subsidiaries maintain a good working relationship with all Governmental Authorities in the jurisdictions in which the Mineral Property and the Non-Material Properties are located, or in which they otherwise carry on their business or operations. All such government relationships are intact and mutually cooperative and, to the knowledge of the Corporation, there exists no condition or state of fact or circumstances in respect thereof, that would prevent the Corporation or the Material Subsidiaries from conducting its business and all activities in connection with its Mineral Property as currently conducted or proposed to be conducted and there exists no actual or, to the knowledge of the Corporation, threatened termination, limitation, modification or material change in the Corporation’s or Material Subsidiaries’ working relationship with any Governmental Authorities;

(ii)
No Expropriation. No part of the Mineral Property, Mining Rights or Permits have been taken, revoked, condemned or expropriated by any Governmental Authority nor has any written notice or proceedings in respect thereof been given, or to the knowledge of the Corporation, been commenced, threatened or is pending, nor does the Corporation have any knowledge of the intent or proposal to give such notice or commence any such proceedings;

(jj)
No Work Stoppage or Interruptions. There are no actions, proceedings, inquiries, disruption, protests, blockades or initiatives by non-governmental organizations, activist groups or similar entities or persons, that are ongoing or anticipated which could materially adversely affect the ability of the Corporation or the Material Subsidiaries from exploring and developing the Mineral Property;

(kk)
Insurance. The Corporation, its Material Subsidiaries and the Non-Material Subsidiaries maintain insurance against such losses, risks and damages to their properties and assets in such amounts that are customary for the business in which they are engaged and on a basis consistent with reasonably prudent persons in comparable businesses, and all of the policies in respect of such insurance coverage are in good standing, in full force and effect in all material respects and not in default. Each of the Corporation, the Material Subsidiaries and the Non-Material Subsidiaries is in compliance with the terms of such policies and instruments and there are no claims by the Corporation, the Material Subsidiaries or the Non-Material Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Corporation has no reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, and neither the Corporation, any of the Material Subsidiaries nor any of the Non-Material Subsidiaries has failed to promptly give any notice of any material claim thereunder;

(ll)
Material Agreements. All of the material contracts and agreements of the Corporation and its subsidiaries (collectively the “Material Agreements”) have been disclosed in the Prospectus. Each of the Material Agreements is valid, subsisting, in good standing and in full force and effect, enforceable in accordance with the terms thereof. The Corporation and its subsidiaries have performed all obligations (including payment obligations) in a timely manner under, and are in material compliance with all terms, conditions and covenants (including all financial maintenance covenants) contained in each Material Agreement. Neither the Corporation nor any of its subsidiaries is in violation, breach or default and has not received any notification from any party claiming that the Corporation or subsidiary is in breach, violation or default under any Material Agreement and no other party, to the knowledge of the Corporation, is in breach, violation or default of any term under any Material Agreement;

(mm)
Ulaan Ovoo Lease Agreement. The Corporation is not aware of any activities undertaken by the lessee in respect of the Corporation’s Ulaan Ovoo Project that are in breach of any applicable laws and regulations (including, without limitation, any Environmental Laws);

(nn)
No Material Changes. Since December 31, 2016, except as disclosed in the Offering Documents, (a) there has been no material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise) business, condition (financial or otherwise), properties, capital or results of operations of the Corporation and the Material Subsidiaries considered as one enterprise, and (b) there have been no transactions entered into by the Corporation or the Material Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Corporation and the Material Subsidiaries considered as one enterprise;

(oo)
Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation, any Material Subsidiary, any Non-Material Subsidiary, the Mining Property or the Non-Material Properties;

(pp)
Absence of Defaults and Conflicts. Neither the Corporation nor the Material Subsidiaries is in material violation, default or breach of, and the execution, delivery and performance of this Agreement, the Offering Documents and the consummation of the transactions and compliance by the Corporation with its obligations hereunder and the sale of the Offered Shares, do not and will not, whether with or without the giving of notice or passage of time or both, result in a material violation, default or breach of, or conflict with, or result in a Repayment Event or the creation or imposition of any Lien upon any property or assets of the Corporation, or the Material Subsidiaries under the terms or provisions of (i) any Material Agreements, (ii) the articles or by-laws or other constating documents or resolutions of the directors or shareholders of the Corporation or the Material Subsidiaries, (iii) any existing applicable law, statute, rule, regulation including applicable Securities Laws and the rules and regulations of the TSX, (iv) any judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Corporation, or the Material Subsidiaries or any of their assets, properties or operations

As used herein, a “Repayment Event” means any event or condition which gives a third party pursuant to the terms of any Material Agreement, or otherwise (or any person acting on such third party’s behalf) the right to require the repurchase, redemption, repayment, acceleration, default, or cross default of all or a portion of such indebtedness or other repayments of amounts outstanding that are owing, directly or indirectly, by the Corporation or the Material Subsidiaries;

(qq)
Labour Matters. No work stoppage, strike, lock-out, labour disruption, dispute, grievance, arbitration, proceeding or other conflict with the employees of the Corporation or the Material Subsidiaries currently exists or, to the knowledge of the Corporation, is imminent or pending and the Corporation and the Material Subsidiaries are in material compliance with all provisions of all federal, national, regional, provincial, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours.

(rr)
Employment Standards. There are no complaints against the Corporation or the Material Subsidiaries before any employment standards branch or tribunal or human rights tribunal, nor, to the knowledge of the Corporation, any complaints or any occurrence which would reasonably be expected to lead to a complaint under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements under applicable employment standards legislation which place any material obligation upon the Corporation or the Material Subsidiaries to do or refrain from doing any act. The Corporation and Material Subsidiaries are currently in compliance with all workers’ compensation, occupational health and safety and similar legislation, including payment in full of all amounts owing thereunder, and there are no pending claims or outstanding orders against any of them under applicable workers’ compensation legislation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any such claim;

(ss)
Collective Bargaining Agreements. The Corporation and/or its Material Subsidiaries are not party to any collective bargaining agreement with their employees, and, to the knowledge of the Corporation, no action has been taken or is being contemplated to organize or unionize any employees of the Corporation or the Material Subsidiaries;

(tt)
Taxes. All tax returns, reports, elections, remittances and payments of the Corporation and the Material Subsidiaries required by applicable law to have been filed or made in any applicable jurisdiction, have been filed or made (as the case may be) and are true, complete and correct, and all taxes of the Corporation and of the Material Subsidiaries have been paid or accrued in the Financial Statements (except as any extension may have been requested or granted). To the best of the knowledge of the Corporation, no examination of any tax return of the Corporation or the Material Subsidiaries is currently in progress and there are no material issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Corporation or the Material Subsidiaries;

(uu)
Anti-Bribery Laws. Neither the Corporation, any of the Material Subsidiaries, any of the Non-Materials Subsidiaries, nor, to the knowledge of the Corporation, any director, officer, employee, consultant, representative, agent or associate of the foregoing, has (i) violated any anti-bribery or anti-corruption laws applicable to the Corporation, the Material Subsidiaries or the Non-Material Subsidiaries, including but not limited to the United States Foreign Corrupt Practices Act and Canada’s Corruption of Foreign Public Officials Act, or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value: (X) to any Government Official, whether directly or through any other person, for the purpose of influencing any act or decision of a Government Official in his or her official capacity; inducing a Government Official to do or omit to do any act in violation of his or her lawful duties; securing any improper advantage; inducing a Government Official to influence or affect any act or decision of any Governmental Authority; or assisting any representative of the Corporation, the Material Subsidiaries or the Non-Material Subsidiaries in obtaining or retaining business for or with, or directing business to, any person; or (Y) to any person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. Neither the Corporation, the Material Subsidiaries nor the Non-Material Subsidiaries nor to the knowledge of the Corporation, any director, officer, employee, consultant, representative, agent or associate of foregoing, has (i) conducted or initiated any review, audit, or internal investigation that concluded the Corporation, a Material Subsidiary, a Non-Material Subsidiary or any director, officer, employee, consultant, representative or agent of the foregoing violated such laws or committed any wrongdoing, or (ii) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such laws, or received any notice, request, or citation from any person alleging non-compliance with any such laws;

(vv)
No Sanctions. To the knowledge of Corporation, neither the Corporation, any of the Material Subsidiaries nor any Non-Material Subsidiaries nor any director, officer, agent, employee or affiliate of the Corporation, any of its Material Subsidiaries or any of its Non-Material Subsidiaries has had any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC") imposed upon such person; and neither the Corporation, any of its Material Subsidiaries nor any of its Non-Material Subsidiaries is in violation of any of the economic sanctions of the United States administered by OFAC or any law or executive order relating thereto (the "U.S. Economic Sanctions") or is conducting business with any person subject to any U.S. Economic Sanctions.

(ww)
No Acquisition or Disposition. The Corporation has not completed any “significant acquisition” nor is it proposing any “probable acquisitions” (as such terms are defined in National Instrument 51-102 – Continuous Disclosure Obligations) that would require the inclusion or incorporation by reference of any additional financial statements or pro forma financial statements in the Prospectus or the filing of a business acquisition report pursuant to Canadian Securities Laws;

(xx)
Corporation Short Form Eligible. The Corporation is eligible to file a short form prospectus in each of the Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws and on the date of and upon filing of the Final Prospectus there will be no documents required to be filed under the Canadian Securities Laws in connection with the distribution of the Offered Shares that will not have been filed as required;

(yy)
Status in the U.S. The Corporation makes the representations, warranties and covenants applicable to it in Schedule “C” hereto and acknowledges that the terms and conditions of the representations, warranties and covenants of the parties contained in Schedule “C” form part of this Agreement;

(zz)
Compliance with Laws. The Corporation has complied, or will have complied, in all material respects with all relevant statutory and regulatory requirements required to be complied with prior to the Closing Time in connection with the Offering. Neither the Corporation nor its subsidiaries are aware of any legislation or proposed legislation, which they anticipate will have a Material Adverse Effect;

(aa)
No Loans. Neither the Corporation nor the Material Subsidiaries have made any loans to or secured or guaranteed the obligations of any person other than the Corporation and its subsidiaries;

(bb)
Directors and Officers. None of the directors or officers of the Corporation are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(cc)
Minute Books and Records. The minute books and records of the Corporation and the Material Subsidiaries made available to counsel for the Underwriter in connection with their due diligence investigation of the Corporation are all of the minute books and records of the Corporation and the Material Subsidiaries and contain copies of all proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and the Material Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation and the Material Subsidiaries to the date hereof not reflected in such minute books and other records, other than those which are not material in the context of the Corporation and the Material Subsidiaries;

(dd)
Employee Plans. The Documents Incorporated by Reference disclose, to the extent required by applicable Canadian Securities Laws, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation (the “Employee Plans”), each of which has been maintained in all respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(ee)
Dividends. The Corporation has not, directly or indirectly, declared or paid any other dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its Common Shares or securities or agreed to do any of the foregoing. There are no restrictions upon or impediment to, the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation in the constating documents or in any Material Agreements;

(ff)
Fees and Commissions. Other than the Underwriter (and its selling group members) pursuant to this Agreement, there is no other person acting at the request of the Corporation, or to the knowledge of the Corporation, purporting to act who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the Offering or transactions contemplated herein;

(gg)
Entitlement to Proceeds: Other than the Corporation, there is no person that is or will be entitled to demand some or any part of the net proceeds of the Offering; and

(hh)
Related Parties. None of the directors, officers or employees of the Corporation, any known holder of more than 10% of any class of securities of the Corporation or securities of any person exchangeable for more than 10% of any class of securities of the Corporation, or any known associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the BC Securities Act), has had any material interest, direct or indirect, in any material transaction or any proposed material transaction involving the Corporation or any Material Subsidiary. Neither the Corporation nor the Material Subsidiaries has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is used in the Income Tax Act (Canada)) with them.

Section 8 Covenants of the Corporation

The Corporation covenants and agrees with the Underwriter, and acknowledges that the Underwriter is relying on such covenants in connection with the purchase of the Offered Shares, that:

(1)
Notification of Filings. The Corporation will advise the Underwriter, promptly after receiving notice thereof, of the time when the Offering Documents have been filed and receipts, as applicable, therefor have been obtained and will provide evidence reasonably satisfactory to the Underwriter of each such filing and copies of such receipts;

(2)
Standstill. The Corporation will not directly or indirectly, issue or announce its intention to issue, or negotiate or enter into an agreement to issue, any Common Shares, or any securities convertible or exchangeable into Common Shares, for a period commencing on the date of this Agreement and ending 90 days after the Closing Date, without the prior written consent of the Underwriter, except in conjunction with (i) the Offering, (ii) the grant or exercise of stock options, share units and other similar issuances pursuant to the Corporation’s stock option plan or long-term equity plan of the Corporation and other share compensation arrangements, including, for greater certainty, the sale of any shares issued thereunder, and (iii) obligations in respect of existing agreements as at the date of this Agreement;

(3)
Validly Issued Securities. The Corporation will, provided it receives payment therefor, ensure that at the Closing Time the Offered Shares have been duly and validly issued as fully paid and non-assessable Common Shares;

(4)
Use of Proceeds. The Corporation will use the proceeds of the Offering in the manner specified in the Prospectus under the heading “Use of Proceeds”;

(5)
Consents and Approvals. The Corporation will have made or obtained, as applicable, at or prior to the Closing Time, all consents, approval, permits, authorizations or filings as may be required by the Corporation under Securities Laws necessary for the consummation of the transactions contemplated herein, other than customary post-closing filings required to be submitted within the applicable time frame pursuant to Securities Laws, “blue sky laws” in the United States and the rules of the TSX; and

(6)
Closing Conditions. The Corporation will have, at or prior to the Closing Time, fulfilled or caused to be fulfilled, each of the conditions set out in Section 10 hereof.

Section 9 Representations, Warranties and Covenants of the Underwriter

(1)
The Underwriter hereby represents and warrants to the Corporation the following:

(a)
Registration. The Underwriter is, and will remain so, until the completion of the Offering, appropriately registered under applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder;

(b)
Authority. The Underwriter has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein.

(c)
Marketing Materials. Other than the Marketing Materials, the Underwriter has not provided any “marketing materials” (as such term is defined in National Instrument 41-101 – General Prospectus Requirements) to any potential investors in connection with the Offering.

(1)
The Underwriter hereby covenants and agrees with the Corporation, the following:

(a)
Jurisdictions and Offering Price. During the period of distribution of the Offered Shares by or through or arranged by the Underwriter, the Underwriter will (i) offer and sell Offered Shares (other than sales in the United States) to the public only in the Selling Jurisdictions or where they may lawfully be offered for sale upon the terms and conditions set forth in the Prospectus, and (ii) offer and arrange for the sale of Offered Shares in the United States through a U.S. Affiliate in accordance with and upon the terms and conditions set forth herein and in the U.S. Memoranda and, in each case, in accordance with this Agreement either directly or through other registered investment dealers and brokers. The Underwriter shall be entitled to assume that the Offered Shares are qualified for distribution in any Qualifying Jurisdiction where the Final Receipt shall have been obtained following the filing of the Prospectus.

(b)
Compliance with Securities Laws. The Underwriter will comply with applicable Securities Laws in connection with the offer and sale and distribution of the Offered Shares.

(c)
U.S. Sales. The Underwriter will not directly or indirectly, solicit offers to purchase or sell the Offered Shares or deliver any Offering Document to purchasers so as to require registration of the Offered Shares or filing of a prospectus or registration statement with respect to those Offered Shares under the laws of any jurisdiction (including, without limitation, the United States), other than the Qualifying Jurisdictions. Any offer or sales of Offered Shares (including any unsold allotment of Offered Shares) in the United States will be made in accordance with the terms and conditions set out in this Agreement and the U.S. Memorandum. The terms and conditions and the representations and warranties and covenants of the parties contained in Schedule “C” form part of this Agreement.

(d)
Completion of Distribution. The Underwriter will use its commercially reasonable efforts to complete the distribution of the Offered Shares as promptly as possible after the Closing Time. The Underwriter will notify the Corporation when it has ceased the distribution of the Offered Shares, and, within thirty (30) days after completion of the distribution, will provide the Corporation, in writing, with a breakdown of the number of Offered Shares distributed (i) in each of the Qualifying Jurisdictions, and (ii) in any other Selling Jurisdictions.

(e)
Liability on Default. Neither the Underwriter nor any U.S. Affiliate shall be liable to the Corporation under this section with respect to a breach or default by the other nor by any selling group members appointed by the other.

Section 10 Conditions of Closing

The Underwriter’s obligation to purchase the Offered Shares pursuant to this Agreement shall be subject to the following conditions:

(1)
the Underwriter receiving at the Closing Time favourable legal opinions from Blake, Cassels & Graydon LLP, counsel to the Corporation (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to counsel to the Underwriter as to the qualification of the Offered Shares for sale to the public, certain corporate matters and as to other matters governed by the laws of jurisdictions in Canada other than the provinces and territories in which they are qualified to practice and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers, public and exchange officials or of the auditor or transfer agent of the Corporation), to the effect set forth below:

(a)
the Corporation is a corporation incorporated under the Business Corporations Act (British Columbia) and is a valid and existing company and is, with respect to filing annual reports, in good standing and has all requisite corporate power and capacity to own and lease its properties and assets as described in the Offering Documents;

(b)
the Corporation has all necessary corporate power and capacity to execute, deliver and perform its obligations under this Agreement and to issue and sell the Offered Shares;

(c)
the authorized and issued capital of the Corporation;

(d)
all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and this Agreement has been executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law;

(e)
the execution and delivery of this Agreement and the fulfilment of the terms hereof by the Corporation and the issuance, sale and delivery of the Offered Shares, do not and will not result in a breach or violation of the notice of articles or articles of the Corporation or will not result in any violation of any law of the Province of British Columbia or the federal laws of Canada applicable therein;

(f)
all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of the Preliminary Prospectus and the Final Prospectus (and any Supplementary Material) and the filing thereof with the Securities Commissions;

(g)
the Offered Shares have been validly issued as fully paid and non-assessable shares in the capital of the Corporation;

(h)
all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under Canadian Securities Laws to qualify the issuance, distribution and sale of the Offered Shares in the Qualifying Jurisdictions by or through investment dealers or brokers duly registered under the applicable Canadian Securities Laws who comply with the relevant provisions of such laws and the terms of such registration;

(i)
subject to the qualifications set out in the Prospectus under the heading “Eligibility for Investment”, the Offered Shares will, on the Closing Date, be qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds, deferred profit sharing plans, registered disability savings plans and tax free savings accounts;

(j)
subject only to the customary listing conditions, the Offered Shares have been conditionally listed or approved for listing on the TSX; and

(k)
to such other matters as may reasonably be requested by the Underwriter;

in a form acceptable to counsel to the Underwriter, acting reasonably.

(1)
the Underwriter receiving, at the Closing Time, the favourable legal opinion dated the Closing Date from Dorsey & Whitney LLP, United States counsel for the Corporation, to the effect that the offer and sale of Offered Shares in the United States in accordance with the U.S. Memoranda and this Agreement (including Schedule “C” hereto) will not be required to be registered under the U.S. Securities Act, in form and substance satisfactory to the Underwriter and its counsel, acting reasonably;

(2)
the Underwriter receiving at the Closing Time title opinions from legal counsel acceptable to the Underwriter, regarding the right to or ownership of the Gibellini Project in a form acceptable to the Underwriter and its counsel, acting reasonably;

(3)
the Underwriter receiving at the Closing Time favourable legal opinions from legal counsel to the Corporation acceptable to the Underwriter, regarding the Material Subsidiaries in a form acceptable to the Underwriter and its counsel, acting reasonably, to the effect set out below:

(a)
the Material Subsidiary having been incorporated and existing under its jurisdiction of incorporation;

(b)
the Material Subsidiary having the corporate capacity and power to own and lease its properties and assets and to conduct its business as described in the Offering Documents; and

(c)
as to the authorized and issued share capital of the Material Subsidiary and to the ownership thereof;

(1)
the Underwriter having received certificates dated the Closing Date and signed by two senior officers of the Corporation as may be acceptable to the Underwriter, acting reasonably, in form and content satisfactory to the Underwriter, acting reasonably, with respect to:

(a)
the constating documents of the Corporation;

(b)
the resolutions of the directors of the Corporation relevant to the Offering Documents, the sale of the Offered Shares, and the authorization of this Agreement and the transactions contemplated herein; and

(c)
the incumbency and signatures of signing officers for the Corporation;

(1)
the Underwriter receiving certificates of status and/or compliance, where issuable under applicable law, for the Corporation and the Material Subsidiaries, each dated within one (1) Business Day prior to the Closing Date, or as close to the Closing Date as practicable in the relevant jurisdictions;

(2)
the Underwriter receiving, at the Closing Time, a “bring down” auditors comfort letter dated the Closing Date from the auditors of the Corporation, Davidson & Company, LLP, in form and substance satisfactory to the Underwriter, acting reasonably, bringing forward to a date not more than two Business Days prior to the Closing Date the information contained in the comfort letter referred to in Section 4(2)(c) hereof;

(3)
the Underwriter receiving from the Corporation at the Closing Time, a certificate dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer or such other senior officer(s) of the Corporation as may be acceptable to the Underwriter, certifying for and on behalf of the Corporation and without personal liability, after having made due enquiries, that:

(a)
no order, ruling or determination having the effect of suspending the distribution or ceasing the trading or prohibiting the distribution of the Offered Shares or any other securities of the Corporation (including the Common Shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority

(b)
there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects or capital of the Corporation on a consolidated basis, or new material fact, or change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Final Prospectus, which fact or change is, or may be, of such a nature as to render any statement in the Final Prospectus misleading or untrue in any material respect or which would result in a misrepresentation in the Final Prospectus or which would result in the Final Prospectus not complying with applicable Securities Laws or which would require an amendment to the Final Prospectus;

(c)
the representations and warranties of the Corporation contained in this Agreement, and in any certificates of the Corporation delivered pursuant to or in connection with this Agreement, are true and correct in all material respects as of the Closing Time as if such representations and warranties were made as at the Closing Time, after giving effect to the transactions contemplated hereby; and

(d)
the Corporation has complied in all material respects with all the covenants and satisfied in all material respects all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time.

(1)
the Corporation's directors and officers shall each have entered into lock-up agreements, substantially in the form attached hereto as Schedule “D”;

(2)
the Underwriter having received, at the Closing Time, a certificate from Computershare Investor Services Inc. as to the number of Common Shares issued and outstanding as at the end of Business Day on the date prior to the Closing Date;

(3)
at the Closing Time, no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting the distribution of the Offered Shares or any of the Corporation’s issued securities being issued and no proceeding for such purpose being pending or, to the knowledge of the Corporation, threatened by any securities regulatory authority or the TSX;

(4)
the Corporation having delivered to the Underwriter evidence of the approval (or conditional approval) of the listing and posting for trading of the Offered Shares on the TSX, subject only to satisfaction by the Corporation of customary listing conditions;

(5)
the Corporation complying with all of its covenants and obligations under this Agreement required to be satisfied at or prior to the Closing Time;

(6)
the Commission having been paid in accordance with Section 14 of this Agreement;

(7)
the Underwriter not having exercised any rights of termination set forth herein; and

(8)
the Underwriter having received at the Closing Time such further certificates, opinions of counsel and other documentation from the Corporation contemplated herein.

Section 11 Closing

(1)
Location of Closing. The Offering will be completed at the offices of Blake, Cassels & Graydon LLP in Vancouver, British Columbia at the Closing Time on the Closing Date.

(2)
Certificate(s). At the Closing Time, subject to the terms and conditions contained in this Agreement, the Corporation shall deliver to the Underwriter in Vancouver, British Columbia, the Offered Shares in electronic or certificated form, registered as directed by the Underwriter in writing not less than 24 hours prior to the Closing Time, against payment to the Corporation by the Underwriter of the aggregate Offering Price for the Offered Shares being issued and sold hereunder by wire transfer net of the Commission and expenses of the Underwriter payable by the Corporation as set out in this Agreement.

Section 12 Reserved.

Section 13 Indemnification and Contribution

(1)
The Corporation hereby agrees to indemnify and hold the Underwriter, and/or any of its respective affiliates (collectively for the purposes of this Section 13, the “Underwriters”) and each of the directors, officers, employees and agents of the Underwriters (collectively, the “Personnel”) harmless from and against any and all expenses, losses (other than loss of profits, indirect or consequential damages), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid with the Corporation’s prior consent in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Underwriters and/or the Personnel, to which the Underwriters and/or their Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Corporation by the Underwriters and/or their Personnel or otherwise in connection with the matters referred to in this Agreement, including, without limitation, in any way caused by, or arising directly or indirectly from, or in consequence of:

(a)
any misrepresentation or alleged misrepresentation contained in this Agreement or any of the Offering Documents, including for certainty any Documents Incorporated by Reference;

(b)
any information or statement (except any information or statement relating solely to the Underwriters and furnished by them in writing expressly for inclusion therein) contained in any certificate of the Corporation delivered under or pursuant to this Agreement which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(c)
any misrepresentation or alleged misrepresentation, in any certificate of the Corporation delivered under or pursuant to this Agreement; or

(d)
any non-compliance by the Corporation with any requirements of the BC Securities Act or other applicable Securities Laws.

(1)
Notwithstanding anything to the contrary contained herein, this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a)
the Underwriters or their Personnel have been grossly negligent or have committed any fraudulent or illegal act in the course of the performance of professional services rendered to the Corporation by the Underwriters and/or their Personnel or otherwise in connection with the Offering pursuant to this Agreement; and

(b)
the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, fraud or illegality referred to in (a) immediately above.

If for any reason (other than the occurrence of any of the events itemized in 2(a) and (b) above), the foregoing indemnification is unavailable to the Underwriters or insufficient to hold them harmless, then the Corporation shall contribute to the amount paid or payable by the Underwriters as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Underwriters on the other hand but also the relative fault of the Corporation and the Underwriters, as well as any relevant equitable considerations; provided that the Corporation shall, in any event, contribute to the amount paid or payable by the Underwriters as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the Commission received by the Underwriters pursuant to this Agreement.

(2)
The Corporation agrees that in case any legal proceeding shall be brought against the Corporation and/or the Underwriters by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Corporation and/or the Underwriters and any Personnel of the Underwriters shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Corporation by the Underwriters, the Underwriters shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriters for time spent by their Personnel in connection therewith) and out-of-pocket expenses incurred by their Personnel in connection therewith shall, subject to the right of indemnity, be paid by the Corporation as they occur.

(3)
Promptly after receipt of notice of the commencement of any legal proceeding against the Underwriters or any of their Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation, the Underwriters will notify the Corporation in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Corporation, will keep the Corporation advised of the progress thereof and will discuss with the Corporation all significant actions proposed. The omission so to notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to the Underwriters except only to the extent that any such delay in giving or failure to give notice as herein required materially prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Corporation would otherwise have under this indemnity had the Underwriters not so delayed in giving or failed to give the notice required hereunder.

(4)
The Corporation shall be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Corporation notifying the Underwriters in writing of its election to assume the defence and retaining counsel, the Corporation shall not be liable to the Underwriters for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Corporation, the Corporation throughout the course thereof will provide copies of all relevant documentation to the Underwriters, will keep the Underwriters advised of the progress thereof and will discuss with the Underwriters all significant actions proposed. Notwithstanding the foregoing paragraph, any Underwriter shall have the right, at the Corporation’s expense, to employ counsel of such Underwriter’s choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (a) the employment of such counsel has been authorized by the Corporation; or (b) the Corporation has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (c) counsel retained by the Corporation or the Underwriter(s) has advised the Underwriters that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Underwriters which are different from or in addition to those available to the Corporation (in which event and to that extent, the Corporation shall not have the right to assume or direct the defence on the Underwriter’s behalf) or that there is a conflict of interest between the Corporation and the Underwriters or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Corporation shall not have the right to assume or direct the defence on the Underwriters’ behalf).

(5)
No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Underwriters affected. No admission of liability shall be made and the Corporation shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent.

(6)
The indemnity and contribution obligations of the Corporation shall be in addition to any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Underwriters and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation, the Underwriters and any of the Personnel of the Underwriters. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given by this Agreement.

(7)
The indemnity provided by this Section 13 shall not be assignable by any party hereto without the prior written consent of each other party hereto and no waiver, amendment or other modification of this indemnity shall be effective unless in writing and signed by each of the parties hereto.

Section 14 Compensation of the Underwriter

The Corporation shall pay to the Underwriter a fee (the “Commission”) at the Closing Time equal to 6.0% of the aggregate gross proceeds received from the sale of the Offered Shares in consideration of the services to be rendered by the Underwriter in connection with the Offering. The Commission will be netted out of the gross proceeds of the Offering.

Section 15 Expenses

Whether or not the purchase and sale of the Offered Shares shall be completed, all costs and expenses of or incidental to the Offering shall be borne by the Corporation, including, without limitation, (a) all reasonable expenses of or incidental to the creation issue, sale or distribution of the Offered Shares and the filing of the Preliminary Prospectus and the Final Prospectus (and any Supplementary Material), (b) the reasonable costs and expenses of the Corporation’s legal counsel, (c) all reasonable costs incurred in connection with the preparation of documentation relating to the Offering, (d) all reasonable costs and expenses of the Underwriter, and (e) all reasonable fees, disbursements and applicable taxes thereon of the Underwriter’s legal counsel (not to exceed $75,000 plus HST). All reasonable costs and expenses incurred by the Underwriter or on its behalf shall be payable by the Corporation immediately upon receiving an invoice therefor. At the option of the Underwriter, the Underwriter’s costs and expenses may be deducted from the gross proceeds of the Offering otherwise payable to the Corporation at the Closing Time.

Section 16 All Terms to be Conditions

The Corporation agrees that the conditions contained in this Agreement will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation and each of the Corporation and the Underwriter will use its respective commercially reasonable efforts to cause all such conditions to be complied with. It is understood that the Underwriter may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriter in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriter any such waiver or extension must be in writing.

Section 17 Termination by Underwriter in Certain Events

(1)
The Underwriter shall be entitled to terminate its obligation to purchase the Offered Shares by written notice to that effect given to the Corporation at or prior to the Closing Time if:

(a)
there should occur any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation or a change in any material fact (other than a material fact related solely to the Underwriter as provided by the Underwriter in writing in connection with and solely for the purposes of inclusion in the Offering Documents), or the Underwriter becomes aware of any undisclosed material fact or information (other than a material fact or information related solely to the Underwriter as provided by the Underwriter in writing in connection with and solely for the purposes of inclusion in the Offering Documents), which in the opinion of the Underwriter, acting reasonably, could be expected to have a material adverse effect on the market price or value of the Offered Shares; or

(b)
there should develop, occur or come into effect or existence, or be announced, any event, action, state, condition or major financial occurrence, catastrophe, accident, natural disaster, public protest, war or act of terrorism of national or international consequence or any new law or regulation or a change thereof or other occurrence of any nature whatsoever which, in the opinion of the Underwriter, acting reasonably, seriously adversely effects, or involves, or is expected to seriously adversely effect, or involve, financial markets in Canada or the United States generally or the business, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation; or

(c)
there should occur or commence or be announced or threatened any inquiry, action, suit, investigation or other proceeding (whether formal or informal) or any order or ruling is issued under or pursuant to any statute of Canada or the United States or of any province or territory of Canada, or state of the United States (including, without limitation, the British Columbia Securities Commission, the securities regulatory authority in any of the other Selling Jurisdictions, the TSX or the SEC) (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to the Underwriter), which, in the reasonable opinion of the Underwriter, would be expected to operate to prevent or materially restrict trading in or distribution of the Offered Shares or would have a Material Adverse Effect on the market price or value of the Offered Shares; or

(d)
the Corporation is in breach of any term, condition or covenant of this Agreement or any representation or warranty given by the Corporation in this Agreement becomes or is false.

(1)
If this Agreement is terminated by the Underwriter pursuant to Section 17(1), there shall be no further liability on the part the Underwriter or of the Corporation to the Underwriter, except in respect of any liability which may have arisen or may thereafter arise under Sections 13 and 15.

(2)
The right of the Underwriter to terminate its obligations under this Agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

Section 18 Reduced Price Distributions.

The Underwriter proposes to offer the Offered Shares at the Offering Price specified above. After a reasonable effort has been made to sell all of the Offered Shares at the Offering Price, the Underwriter may, in compliance with Canadian Securities Laws and, specifically, the requirements of NI 44-101 and the disclosure concerning the same contained in the Prospectus and the U.S. Private Placement Memorandum, subsequently reduce and thereafter change, from time to time, the price at which the Offered Shares are offered to an amount not greater than the Offering Price.

Section 19 Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered,

in the case of the Corporation, to:

Prophecy Development Corp.
409 Granville Street
Suite 1610
Vancouver, British Columbia V6C 1T2

Attention: Mr. Gerald Panneton, President and Chief Executive Officer
Email: pannetong@gmail.com
Fax: (604) 569-3617

with a copy of any such notice to (which shall not constitute notice):

Blake, Cassels & Graydon LLP
595 Burrard Street
Suite 2600
Vancouver, British Columbia V7X 1L3

Attention: Jamie Kariya
Email: jamie.kariya@blakes.com
Fax: (604) 631-3309

in the case of the Underwriter:

BMO Nesbitt Burns Inc.
Suite 1700 – 885 West Georgia Street
Vancouver, British Columbia V6C 3E8

Attention: Haroon Chaudhry
Email: haroon.chaudhry@bmo.com
Fax: (604) 433-1408

with a copy of any such notice to (which shall not constitute notice):

Cassels Brock & Blackwell LLP
Suite 2200 – 885 West Georgia Street
Vancouver, British Columbia V6C 3E8

Attention: Deepak Gill
Email: dgill@casselsbrock.com
Fax: (604) 691-6120

The Corporation and the Underwriter may change their respective addresses for notices by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, shall be given by facsimile or other electronic transmission and shall be deemed to have been given when: (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice delivered or given by facsimile or other electronic transmission on the day of sending (with written confirmation of receipt from the sending machine) if prior to 4:00 p.m. (local time at place of receipt) on a Business Day and, otherwise, on the next Business Day following the sending thereof and, if given by courier service when delivered.

Section 20 Miscellaneous

(a)
Successors and Assigns. This Agreement shall enure to the benefit of, and shall be binding upon, the Underwriter and the Corporation and their respective successors and legal representatives.

(b)
Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties hereto hereby irrevocably attorn to the jurisdiction of the court of the Province of British Columbia.

(c)
Time of the Essence. Time shall be of the essence hereof and, following any waiver or indulgence by any party, time shall again be of the essence hereof.

(d)
Interpretation. The words, “hereunder”, “hereof” and similar phrases mean and refer to the Agreement formed as a result of the acceptance by the Corporation of this offer by the Underwriter to purchase the Offered Shares.

(e)
Survival. All representations, warranties, covenants and agreements of the Corporation and/or the Underwriter herein contained or contained in documents submitted pursuant to this Agreement and in connection with the transaction of purchase and sale herein contemplated shall survive for a period ending on the date that is three years following the Closing Date, and the Corporation and the Underwriter will be entitled to rely thereon, regardless of any subsequent disposition of the Offered Shares or any investigation by or on behalf of the Underwriter with respect thereto. Notwithstanding the preceding sentence, Section 13 shall survive the purchase and sale of the Offered Shares and the termination of this Agreement and shall continue in full force and effect for the benefit of the Underwriter or the Corporation, as the case may be, regardless of any subsequent disposition of the Offered Shares or any investigation by or on behalf of the Underwriter with respect thereto without limitation other than any limitation requirements of applicable law.

(f)
Electronic Copies. Each of the parties hereto shall be entitled to rely on delivery of a facsimile or PDF copy of this Agreement and acceptance by each such party of any such facsimile or PDF copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

(g)
Severability. If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

(h)
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(i)
Market Stabilization Activities. In connection with the distribution of the Offered Shares, the Underwriter may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Canadian Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriter at any time.

(j)
No Fiduciary Duty. The Corporation acknowledges that in connection with the Offering: (i) the Underwriter has acted at arm’s length, is not an agents of, and owes no fiduciary duties to, the Corporation or any other person, (ii) the Underwriter owes the Corporation only those duties and obligations set forth in this Agreement, and (iii) the Underwriter may have interests that differ from those of the Corporation. The Corporation waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the Offering.

(k)
Entire Agreement. This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings in respect of the Offering, including the engagement letter dated November 1, 2018. This Agreement may be amended or modified in any respect by written instrument only.

(l)
Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

[Remainder of page intentionally left blank.]

If this Agreement accurately reflects the terms of the transactions which we are to enter into and are agreed to by you, please communicate your acceptance by executing the enclosed copies of this Agreement where indicated and returning them to us.

Yours very truly,

BMO NESBITT BURNS INC.

By:	"Haroon Chaudhry"
Name: Haroon Chaudhry
Title: Vice President

The foregoing is hereby accepted and agreed to by the undersigned as of the date first written above.

PROPHECY DEVELOPMENT CORP.

By:	"Gerald Panneton"
Name: Gerald Panneton
Title: President and CEO

SCHEDULE “A”

This is Schedule “A” to the underwriting agreement dated November 7, 2018 between Prophecy Development Corp. and BMO Nesbitt Burns Inc.

MATERIAL SUBSIDIARIES

Name	Jurisdiction of Incorporation	Number and Percentage of Issued and Outstanding Shares	Holder of Issued and Outstanding Shares
1104002 B.C. Ltd.	British Columbia	100%	Prophecy Development Corp.
VC Exploration (US) Inc.	Nevada	100%	1104002 B.C. Ltd.
Vanadium Gibellini Company LLC	Nevada	100%	Prophecy Development Corp.

SCHEDULE “B”

This is Schedule “B” to the underwriting agreement dated November 7, 2018 between Prophecy Development Corp. and BMO Nesbitt Burns Inc.

NON-MATERIAL SUBSIDIARIES

Name	Jurisdiction of Incorporation	Number and Percentage of Issued and Outstanding Shares	Holder of Issued and Outstanding Shares
0912601 B.C. Ltd.	British Columbia	100%	Prophecy Development Corp.
0912603 B.C. Ltd.	British Columbia	100%	Prophecy Development Corp.
Red Hill Mongolia LLC	Mongolia	100%	Prophecy Development Corp.
Prophecy Power Generation LLC	Mongolia	100%	Prophecy Development Corp.
Chandgana Coal LLC	Mongolia	100%	Prophecy Development Corp.
UGL Enterprises LLC	Mongolia	100%	Prophecy Development Corp.
1420 PSR PTE. LTD.	Singapore	100%	Prophecy Development Corp.
ASC Holdings Limited	Cayman Islands	100%	Prophecy Development Corp.
ASC Bolivia LDC	Cayman Islands	1%	Prophecy Development Corp.
		99%	ASC Holdings Limited
ASC Bolivia LDC Sucursal Bolivia	Bolivia	1%	ASC Holdings Limited
		99%	ASC Bolivia LDC
Apogee Minerals Bolivia S.A.	Bolivia	98%	Prophecy Development Corp.
		1%	John Lee
		1%	Greg Hall

SCHEDULE “C”

This is Schedule “C” to the underwriting agreement dated November 7, 2018 between Prophecy Development Corp. and BMO Nesbitt Burns Inc.

UNITED STATES OFFERS AND SALES

Capitalized terms used in this Schedule “C” and not defined shall have the meanings ascribed thereto in the Underwriting Agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

(a)
“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the Offering;

(b)
“FINRA” means the Financial Industry Regulatory Authority, Inc.;

(c)
“Foreign Issuer” means “foreign issuer” as that term is defined in Rule 902(e) of Regulation S;

(d)
“General Solicitation” and “General Advertising” mean “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) of Regulation D, including advertisements, articles, notices or other communications published in any newspaper, magazine, the internet or similar media or broadcast over radio or television, or the internet or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(e)
“Qualified Institutional Buyer” means a “qualified institutional buyer” as that term is defined in Rule 144A under the U.S. Securities Act;

(f)
“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(g)
“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

(h)
“SEC” means the United States Securities and Exchange Commission;

(i)
“Shares” means the Offered Shares;

(j)
“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S; and

(k)
“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

Representations, Warranties and Covenants of the Underwriter

The Underwriter acknowledges that the Shares have not been and will not be registered under the U.S. Securities Act or any U.S. state securities laws and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and U.S. state securities laws. Accordingly, the Underwriter represents, warrants and covenants to the Corporation that:

1.
It has not offered and sold, and will not offer and sell, any Shares as a part of the distribution except (a) in an “offshore transaction” in accordance with Rule 903 of Regulation S, or (b) in the United States as provided in paragraphs 2 through 10 below. Neither the Underwriter nor any of its affiliates nor any person acting on its or their behalf, has engaged or will engage in any Directed Selling Efforts in the United States with respect to the Shares.

2.
It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Shares, except with its affiliates, any selling group members or with the prior written consent of the Corporation. It shall require each selling group member to agree, for the benefit of the Corporation, to comply with, and shall use its reasonable best efforts to ensure that each selling group member complies with, the same provisions of this Schedule as apply to such Underwriter as if such provisions applied to such selling group member.

3.
All offers and sales of Shares in the United States have been and will be made or arranged through the Underwriter’s U.S. registered broker dealer affiliate (“U.S. Affiliate”) in compliance with all applicable U.S. requirements governing the registration and conduct of broker-dealers.

4.
Offers and sales of Shares in the United States have not been and will not be made by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of section 4(a)(2) of the U.S. Securities Act.

5.
Offers to sell and solicitations of offers to buy the Shares in the United States shall be made in a manner consistent with Rule 144A of the U.S. Securities Act to persons with whom such Underwriter has a pre-existing relationship and who are or are reasonably believed by them to be Qualified Institutional Buyers.

6.
All purchasers of the Shares that are in the United States shall be informed that the Shares have not been and will not be registered under the U.S. Securities Act or any state securities laws and are being offered and sold to such purchasers by the Corporation in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144A of the U.S. Securities Act and applicable state securities laws.

7.
Each offeree of Shares that is in the United States has been or shall be provided with a copy of the U.S. Preliminary Private Placement Memorandum in respect of the Preliminary Prospectus. Each purchaser of Shares that is in the United States will have received at or prior to the time of purchase of any Shares the U.S. Final Private Placement Memorandum including the Final Prospectus.

8.
Prior to any sale of Shares in the United States, each purchaser thereof will be required to execute a U.S. Purchaser’s Letter in the form attached to the U.S. Memoranda.

9.
Prior to the Closing Date, it will provide the Corporation with a list of all purchasers of the Shares that are in the United States. Prior to the Closing Time, it will provide the Corporation with copies of all U.S. Purchaser’s Letters.

10.
On the Closing Date, each Underwriter arranging for sales of Shares to Qualified Institutional Buyers will together with its U.S. Affiliate provide to the Corporation a certificate in the form of Exhibit A to this Schedule “C” relating to the manner of the offer and sale of the Shares in the United States or will be deemed to have represented that neither it nor its U.S. Affiliate offered, or sold Shares in the United States.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, covenants and agrees that:

1.
The Corporation is a Foreign Issuer with no Substantial U.S. Market Interest in the Shares and is not now and as a result of the sale of Shares contemplated hereby will not be required to be registered as an investment company under the United States Investment Company Act of 1940, as amended.

2.
Neither the Corporation, its subsidiaries nor any of its affiliates, nor any person acting on its or their behalf (except the Underwriter, its affiliates and any persons acting on any of their behalf, in respect of which no representation is made) (a) has made or will make any Directed Selling Efforts with respect to any of the Shares, (b) has engaged in or will engage in any form of General Solicitation or General Advertising with respect to offers or sales of the any of the Shares in the United States, or (c) has taken or will take any other action that would cause the exemptions or exclusions from registration provided by Rule 144A of the U.S. Securities Act and Regulation S to be unavailable with respect to offers and sales of the Shares pursuant to this Schedule “C”.

3.
The Corporation will, within prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Act or applicable blue sky laws in connection with the offer and sale of the Shares.

4.
The Shares are not, and as of the Closing Time will not be, and no securities of the same class as the Shares are or will be: (i) listed on a national securities exchange in the United States registered under Section 6 of the U.S. Securities Exchange Act of 1934, as amended; (ii) quoted in a “U.S. automated inter-dealer quotation system”, as such term is used for purposes of Rule 144A; or (iii) convertible or exchangeable into, or exercisable for, securities so listed or quoted at an effective conversion or exercise premium (calculated as specified in paragraph (a)(6) and (a)(7) of Rule 144A) of less than ten percent for securities so listed or quoted.

5.
The Corporation will, within the prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Act or any state securities laws in connection with the sale of the Offered Shares.

[Remainder of page intentionally left blank]

ANNEX 1 TO SCHEDULE “C”

UNDERWRITER’S CERTIFICATE

In connection with the private placement in the United States of common shares (the “Offered Shares”) of Prophecy Development Corp. (the “Corporation”) pursuant to the underwriting agreement dated as of November 7, 2018, between the Corporation and the Underwriter (the “Underwriting Agreement”), each of the undersigned does hereby certify that:

(a)
all offers and sales of the Shares in the United States were effected by or through the undersigned U.S. broker-dealer affiliate (the “U.S. Affiliate”) and have been made in accordance with all applicable United States federal and state securities (including broker-dealer) laws;

(b)
the U.S. Affiliate is a duly registered broker or dealer pursuant to Section 15(b) of the U.S. Exchange Act, and under the laws of each applicable state of the United States (unless exempted from the respective state’s broker-dealer registration requirements) and is a member of and in good standing with FINRA on the date hereof;

(c)
each offeree and purchaser that was in the United States was provided with a copy of the U.S. Preliminary Private Placement Memorandum in respect of the Preliminary Prospectus and, prior to the sale of Shares to such purchaser, each such purchaser was provided with a copy of the U.S. Final Private Placement Memorandum including the Final Prospectus;

(d)
immediately prior to our transmitting the U.S. Memoranda to such offerees, we had reasonable grounds to believe and did believe that each offeree was a Qualified Institutional Buyer and, on the date hereof, we continue to believe that each offeree in the United States purchasing the Shares through us is a Qualified Institutional Buyer;

(e)
no form of General Solicitation or General Advertising was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine, the internet or similar media or broadcast over radio, television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Shares in the United States;

(f)
prior to any sale of Shares by the Corporation to a Qualified Institutional Buyer we caused each U.S. purchaser thereof to execute a U.S. Purchaser’s Letter in the form attached to the U.S. Memoranda; and

(g)
the offering of the Shares in the United States has been conducted by us in accordance with the Underwriting Agreement, including Schedule “C” thereto.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this ____ day of _______________, 2018.

	BMO NESBITT BURNS INC.		[INSERT NAME OF U.S. AFFILIATE]
By:		By:
	Name:		Name:
	Title:		Title:

SCHEDULE D

FORM OF LOCK-UP AGREEMENT

[●], 2018

[●]

Re: Prophecy Development Corp. - Lock-Up Agreement

The undersigned, a director or officer of Prophecy Development Corp. (the “Corporation”), understands that BMO Nesbitt Burns Inc. (the “Underwriter”) has entered into an underwriting agreement with the Corporation providing for an offering in Canada and the United States (the “Offering”) of common shares of the Corporation. The undersigned also acknowledges that the Underwriter has requested that the undersigned enter into this agreement as a condition of completion of the Offering and that, in consideration of the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the undersigned, the undersigned has agreed to enter into this agreement (the “Lock-Up Agreement”) in favour of the Underwriter.

The undersigned represents and agrees that during the period beginning from the date hereof and ending 90 days from the closing date of the Offering (the “Lock-Up Period”), he, she or it shall not (and shall cause its affiliates not to) directly or indirectly, offer, sell, contract to sell, transfer, assign, pledge, grant any option to purchase, make any short sale or otherwise dispose of or monetize any common shares of the Corporation, or any options or warrants to purchase any common shares of the Corporation, or any securities convertible into, exchangeable for, or that represent the right to receive, common shares of the Corporation, now owned directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned has beneficial ownership as set out in Appendix "1" attached hereto (collectively, the “Undersigned’s Securities”), or subsequently acquired, directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned acquires beneficial ownership (together with the Undersigned’s Securities, the “Locked-up Securities”) or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities (regardless of whether any such arrangement is to be settled by the delivery of securities of the Corporation, securities of another person, cash or otherwise) or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may offer, sell, contract to sell, transfer, assign, pledge, grant an option to purchase, make any short sale or otherwise dispose of any of the Locked-up Securities, or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities, whether directly or indirectly, during the Lock-Up Period:

1.
with the prior written consent of the Underwriter, such consent not to be unreasonably withheld;

2.
without the consent of the Underwriter, in order for the undersigned to sell, transfer or tender the Locked-up Securities (or any of them) to a bona fide take-over bid made to all holders of common shares of the Corporation or in connection with a merger, business combination, arrangement, consolidation, reorganization, restructuring or similar transaction (a “reorganization”) involving the Corporation; provided, however, that in such case it shall be a condition of the sale, transfer or tender that if such take-over bid or reorganization is not completed during the Lock-Up Period, any Locked-up Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein;

3.
without the consent of the Underwriter, where the undersigned exercises any options or warrants provided that any underlying securities issued by the Corporation on such exercise remain part of the Locked-up Securities for purposes of this Lock-Up Agreement; and

4.
without the consent of the Underwriter, directly or indirectly, (A) pursuant to gifts and transfers by will or intestacy and (B) pursuant to transfers to (i) the undersigned’s members, partners, affiliates, associates or immediate family or (ii) a trust or Registered Retirement Savings Plan, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family; provided in each such case that, as a pre-condition to (A) and (B) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned. “Immediate family” shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor’s spouse.

The undersigned understands that the Corporation and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns, and shall enure to the benefit of the Corporation, the Underwriter and their legal representatives, successors and assigns. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereto hereby agree to attorn to the non-exclusive jurisdictions of the court of the Province of British Columbia in connection with any dispute or claim hereunder.

DATED this
day of
, 2018

Very truly yours,

Print name of security holder
By:
Signature
Print name of signatory (if different from security holder)
Title

Appendix “1” to the Lock-Up Agreement

UNDERSIGNED'S CURRENT SECURITY HOLDINGS OF

PROPHECY DEVELOPMENT CORP.

The undersigned hereby confirms that the undersigned owns, directly or indirectly, or has control or direction over the following securities of the Corporation:

Common Shares:
_____________________

Options:
_____________________

Warrants:
_____________________

Other (specify)
_____________________

SCHEDULE E

EXISTING RIGHTS

Options:

The Corporation has an aggregate number of 9,391,000 options to acquire Common Shares pursuant to the Corporation’s stock option plan that expire between May 2019 and October 2023, with exercise prices of such options ranging from the equivalent of $0.20 to $0.65.

Warrants:

The Corporation has an aggregate number of 30,120,597 warrants to acquire Common Shares that expire between May 2020 and June 2022, with exercise prices of such options ranging from the equivalent of $0.30 to $0.70.